Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Black Box Corporation	Black Box Corporation	Delaware

ADS Telecom, Inc.	Black Box Network Services	Florida

B & C Telephone, Inc.	B & C Telephone, Inc.	Washington

BBox Holding Company	BBox Holding Company	Delaware

Advanced Communications Corporation	Black Box Network Services — South Carolina	South Carolina

Advanced Network Technologies, Inc.	Black Box Network Services — California	California

American Telephone Wiring Company	Black Box Network Services — West Virginia Operations	West Virginia

Atimco Network Services, Inc.	Black Box Network Services — Western Pennsylvania	Pennsylvania
Operations

Black Box Corporation of Pennsylvania	Black Box Corporation of Pennsylvania	Delaware
Black Box Network Services

BB Technologies, Inc.	BB Technologies, Inc.	Delaware

Black Box A/S	Black Box A/S	Denmark

Black Box Canada Corporation	Black Box Canada Corporation	Canada

Black Box Comunicaciones S.A.	Black Box Comunicaciones S.A.	Spain

Black Box Datacom B.V.	Black Box Datacom B.V.	Netherlands

Black Box de Mexico, S.A. de C.V.	Black Box de Mexico, S.A. de C.V.	Mexico

Black Box Deutschland GmbH	Black Box Deutschland GmbH	Germany

Black Box Netzwerk Service Bayern GmbH	Black Box Netzwerk Service Bayern GmbH	Germany

Black Box Netzwerkservice Stuttgart GmbH	Black Box Netzwerkservice Stuttgart GmbH	Germany

Black Box do Brasil Industria e Comercio Ltda.	Black Box do Brasil Industria e Comercio Ltda.	Brazil

Black Box Foreign Sales Corporation	Black Box Foreign Sales Corporation	U.S. Virgin Islands

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Black Box France	Black Box France	France

Black Box Ile De France	Black Box Ile De France	France

Black Box GmbH	Black Box GmbH	Austria

Black Box Holdings Australia Pty. Ltd.	Black Box Holdings Australia Pty. Ltd.	Australia

Black Box Italia S.r.l.	Black Box Italia S.r.l.	Italy

Black Box Network Products NV	Black Box Network Products NV	Belgium

Black Box Network Cabling NV	Black Box Network Cabling NV	Belgium

Black Box Network Design NV	Black Box Network Design NV	Belgium

Black Box Network Services AG	Black Box Network Services AG	Switzerland

Black Box Network Services Australia Pty Ltd.	Black Box Network Services Australia Pty Ltd.	Australia

Black Box Network Services New Zealand Limited	Black Box Network Services New Zealand Limited	New Zealand

Black Box Network Services Kabushiki Kaisha	Black Box Network Services Kabushiki Kaisha	Japan

Black Box P.R. Corp.	Black Box P.R. Corp.	Puerto Rico

Black Box Network and Electrical Services, Inc.	Black Box Network and Electrical Services, Inc.	New York
Allcom Electric

Black Box Network Services, Inc. — Government	Black Box Network Services, Inc. — Government	Tennessee
Solutions	Solutions

Cable Consultants, Incorporated	Black Box Network Services — Atlanta	Georgia

Comm Line, Inc.	Black Box Network Services	Ohio

Communication Contractors, Inc.	Black Box Network Services — Chicago	Illinois

Datel Communications, Inc.	Black Box Network Services — Arizona	Arizona

Delaney Telecom, Inc.	Black Box Network Services	Pennsylvania

DESIGNet, Inc.	Black Box Network Services — San Jose	California

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Integrated Cabling Systems, Inc.	Black Box Network Services — Nebraska	Nebraska

Jet Line Communications, Inc.	Black Box Network Services — Dallas	Texas

BBC Acquisition, LLC	BBC Acquisition, LLC	Texas

FBS Communications, L.P.	Black Box Network Services — San Antonio	Texas

K & A Communications, Inc.	Black Box Network Services	Missouri

Koncepts Communications of L.I., Corp.	Black Box Network Services — Tristate Operations	New York

Michael Electric, Inc.	Black Box Network Services — New Jersey	New Jersey

Midwest Communications Technologies, Inc.	Black Box Network Services	Ohio

Midwest Electronics and Communications, Inc.	Black Box Network Services — Denver Operations	Colorado

R & D Services, Inc.	Black Box Network Services	Massachusetts
Black Box Network Services — New England

Teldata Corporation	Black Box Network Services — Tennessee	Tennessee

Telefuture Communications Ltd.	Black Box Network Services — New Rochelle Office	New York

Todd Communications, Inc.	Black Box Network Services — North Carolina	North Carolina

U.S. Premise Networking Services, Inc.	Black Box Network Services — MN	Minnesota

Black Box AB	Black Box AB	Sweden

Black Box Chile S.A.	Black Box Chile S.A.	Chile

Black Box Finland OY	Black Box Finland OY	Finland

Black Box Network Services AB	Black Box Network Services AB	Sweden

Black Box Network Services Corporation	Black Box Network Services Corporation	Taiwan

Black Box Network Services (Dublin) Ltd.	Black Box Network Services (Dublin) Ltd.	Ireland

Black Box Network Services Gouda BV	Black Box Network Services Gouda BV	Netherlands

Black Box Network Services NW AG	Black Box Network Services NW AG	Switzerland

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Black Box Network Services Puebla S.A. de C.V.	Black Box Network Services Puebla S.A. de C.V.	Mexico

Black Box Network Services S.r.l.	Black Box Network Services S.r.l.	Italy

Black Box Network Services SDN. BHD.	Black Box Network Services SDN. BHD.	Malaysia

Black Box Network Services Singapore Pte Ltd.	Black Box Network Services Singapore Pte Ltd.	Singapore

Black Box Network Services (UK) Ltd.	Black Box Network Services (UK) Ltd.	England
Black Box Network Services (UK) Ltd. —
Northern Ireland

Black Box Norge AS	Black Box Norge AS	Norway

Black Box Services Reseaux Mediterranee	Black Box Services Reseaux Mediterranee	France

Consultoria en Redes, S.A. de C.V.	Consultoria en Redes, S.A. de C.V.	Mexico

JC Informatica Integral, S.A. de C.V.	JC Informatica Integral, S.A. de C.V.	Mexico

Lanetwork Sales Ltd.	Lanetwork Sales Ltd.	Canada

Norstan, Inc.	Black Box Network Services	Minnesota

Norstan Communications, Inc.	Black Box Network Services	Minnesota

NextiraOne, LLC	Black Box Network Services	Delaware

Data Communications 2000, Inc.	Data Communications 2000, Inc.	California

Milgo Holdings Canada, LLC	Milgo Holdings Canada, LLC	Delaware

NextiraOne Canada ULC	NextiraOne Canada ULC	Canada

NextiraOne California L.P.	NextiraOne California L.P.	California

NXO Installation, LLC	NXO Installation, LLC	Delaware

NextiraOne Federal, LLC	Black Box Network Services Black Box Network Services — Federal	Delaware

NextiraOne New York, LLC	Black Box Network Services	Delaware

Vibes Technologies, Inc.	Black Box Resale Services	Minnesota

Norstan International, Inc.	Norstan International, Inc.	Minnesota

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Norstan Canada Inc.	Norstan Canada Inc.	Minnesota

Norstan Canada, Ltd.	Black Box Network Services	Canada

Norstan Financial Services, Inc.	Norstan Financial Services, Inc.	Minnesota

Nortech Telecommunications Inc.	Black Box Network Services — Elk Grove	Illinois

Nu-Vision Technologies, Inc.	Black Box Network Services	New York

Nu-Vision Technologies, LLC	Black Box Network Services	New York

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